Exhibit 99.1

TRUMP ENTERTAINMENT RESORTS, INC. APPOINTS
 GAMING INDUSTRY VETERAN ROBERT F. GRIFFIN
 AS CHIEF EXECUTIVE OFFICER

ATLANTIC CITY, NJ, September 28, 2010 – Trump Entertainment Resorts, Inc. today announced the appointment of gaming and hospitality industry veteran Robert F. Griffin as Chief Executive Officer of the Company.  Mr. Griffin has also been named to the Company's Board of Directors.

Mr. Griffin, age 51, has 30 years of experience in the gaming and hospitality business.  Since November 2008, he has been President and CEO of MTR Gaming Group, Inc., which owns and operates casino and racetrack facilities in West Virginia, Pennsylvania and Ohio.  He became a member of MTR’s Board of Directors in March 2010.  Prior to joining MTR, Mr. Griffin served as Senior Vice President of Operations of Isle of Capri Casinos, Inc. from 2004 to 2008, where he was responsible for the operations of 16 casinos and racing facilities in the United States, Grand Bahamas and the United Kingdom.  Mr. Griffin also served as Vice President/General Manager at several of Isle of Capri’s properties from 1999 to 2003.  Mr. Griffin previously held senior management positions at Trump Entertainment Resorts’ Trump Marina Hotel Casino from 1992 to 1998.

Mark Juliano, who has served as CEO and as a member of the Company’s Board of Directors since August 2007, will be leaving the Company later this year to pursue other opportunities.  Mr. Juliano will remain as the Company’s CEO through a transition period that will extend until the time Mr. Griffin joins the Company, which is expected to be sometime in late October or November 2010, subject to receipt of required regulatory approvals.

Marc Lasry, Chairman of the Board of Trump Entertainment Resorts, Inc., stated, “The Board is very pleased that Bob Griffin, an experienced gaming executive with extensive knowledge of the industry and hands-on operational experience, will be taking the helm as CEO of Trump Entertainment Resorts.  At the same time, we thank Mark Juliano for his substantial contributions to the Company over the last few years.  The steady hand Mark provided as CEO during the Company’s successful reorganization helped position us well for the future.”

Mr. Griffin commented, "Trump Entertainment Resorts has a great brand and strong properties, with many promising business opportunities.  The Company has a solid platform for future growth and profitability, and I am very excited to be joining as CEO.”

About Trump Entertainment Resorts
Trump Entertainment Resorts, Inc. owns and operates three casino resort properties: Trump Taj Mahal Casino Resort and Trump Plaza Hotel and Casino, located on the Boardwalk in Atlantic City, New Jersey, and Trump Marina Hotel Casino, located in Atlantic City's Marina District.  Together, at these properties, the Company operates approximately 6,600 slot machines, nearly 350 table games and over 3,600 hotel rooms.

PSLRA SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS AND ADDITIONAL AVAILABLE INFORMATION:   The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in such statements.  All statements and information in  this press release concerning plans, expectations, estimates and beliefs, as well as other statements including words such as "intend," "anticipate," "believe," "plan," "estimate," "expect," "will," "could," "optimistic," "can," "strategy" and other similar expressions, constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995.  In connection with certain forward-looking statements contained in this release and those that may be made in the future by or on behalf of the Company, the Company notes that there are various factors that could cause actual results to differ materially from those set forth in any such forward-looking statements.  The forward-looking statements contained in this release reflect the opinion of management as of the date of this release and are qualified by, and subject to, significant business, economic, competitive, regulatory and other uncertainties and contingencies, all of which are difficult or impossible to predict and many of which are beyond the control of the Company.  Accordingly, there can be no assurance that the forward-looking statements contained in this release will be realized.  Readers are hereby advised that developments subsequent to this release are likely to cause these statements to become outdated with the passage of time or other factors beyond the control of the Company.  Readers of this release should consider these facts in evaluating the information contained herein.  In light of the foregoing, readers of this release are cautioned not to place undue reliance on the forward-looking statements contained herein.  The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise.  Additional information concerning the potential risk factors that could affect future performance are described from time to time in the Company's periodic reports filed with the SEC, including, but not limited to, the Company's Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.  These reports may be viewed free of charge on the SEC's website, www.sec.gov, or on the Company's website, www.trumpcasinos.com.

SOURCE:	Trump Entertainment Resorts, Inc.

CONTACT:	Todd Fogarty
Kekst and Company
Tel: (212) 521-4854

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